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                                                                   EXHIBIT 10.49

                             INCENTIVE STOCK OPTION

Joseph C. Cook, Optionee:


               Amylin Pharmaceuticals, Inc. (the "Company"), pursuant to its 1991 Stock Option Plan (the "Plan") has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

               The details of your option are as follows:

1. The total number of shares of Common Stock subject to this option is Five Hundred Thousand (500,000). Subject to the limitations contained herein, this option shall become exercisable ("vest") according to the following vesting schedule:

               (a) 200,000 of the 500,000 option shares will vest and shall become exercisable in equal monthly installments over the twelve (12) months following the date this option was granted, provided you continue as an employee of the Company or an affiliate (as defined in the Plan) through that period;

               (b) Thereafter, the remaining 300,000 options shall vest in equal monthly installments over the following thirty-six (36) months until this option has become fully exercisable, provided you continue as an employee of the Company or an affiliate (as defined in the Plan) through that period.

               Notwithstanding the foregoing paragraphs, in the event of the occurrence of a "Change in Control" (defined below) of the Company, then immediately prior to the effective date of such Change in Control, the foregoing vesting schedule shall be accelerated and this option shall become fully vested. For purposes of the preceding paragraph, "Change in Control" is defined as any of the following: (i) any merger, acquisition, consolidation, reorganization or other similar transaction pursuant to which the shareholders of the Company immediately prior to such merger, consolidation, reorganization or other similar transaction do not, immediately thereafter, own more than 50% of the outstanding voting securities of the resulting entity or (ii) any liquidation or dissolution of the Company or any sale of all or substantially all of the assets of the Company.

2. (a) The exercise price of this option is Two and 656/000 Dollars ($2.656) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

               (b) Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

               i. Payment of the exercise price per share in cash (including check) at the time of exercise;

               ii. Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock;

               iii. Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock of the Company, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock of the Company shall be valued at its fair market value (determined in accordance with the Plan) on the date of exercise;

               iv. Payment by a combination of the methods of payment permitted by subparagraph 2(b)(i) through 2(b)(iii) above.

3. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100), except that this minimum shall not apply with respect to the final exercise of this

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option. In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.

4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

5. The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates on March 24, 2008 (which date shall be no more than ten (10) years from the date this option is granted). In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows: three (3) months after the termination of your employment with the Company or an affiliate of the Company (as defined in the Plan) for any reason or for no reason unless:

               (a) such termination of employment is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the option shall terminate on the earlier of the termination date set forth above or one (1) year following such termination of employment; or

               (b) such termination of employment is due to your death, in which event the option shall terminate on the earlier of the termination date set forth above or eighteen (18) months after your death; or

               (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of employment; or

               (d) exercise of the option within three (3) months after termination of your employment with the Company or with an affiliate would result in liability under section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of the termination date set forth above, the tenth (10th) day after the last date upon which exercise would result in such liability or six (6) months and ten (10) days after the termination of your employment with the Company or an affiliate.

               However, this option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of paragraph 1 of this option.

6. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 6(f) of the plan.

               (b) By exercising this option you agree that:

                      (i) the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of this option; the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or the disposition of shares acquired upon such exercise; and

                      (ii) you will notify the Company in writing within fifteen
(15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option.

7. Subject to the provisions of paragraph 5, you may elect to exercise all or part of your option, including any unvested portion of your option; provided, however, that:


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               (a) the first thirty-seven thousand six-hundred fifty (37,650)
option shares that shall vest in each calendar year cannot be exercised pursuant to this paragraph 7 prior to their having vested pursuant to the schedule set forth under paragraph 1 above;

               (b) a partial exercise of your option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares (but not including the first 37,650 shares that shall vest in any calendar year, if such shares are unvested at the time of exercise);

               (c) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement; and

               (d) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

               (e) if your option is an incentive stock option, then, as provided in the Plan, to the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which your option plus all other incentive stock options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options.

8. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

9. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

10. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

11. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 5 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.



Dated March 25, 1998

                                         Very Truly Yours,

                                         AMYLIN PHARMACEUTICALS, INC.

                                         By:____________________________________
                                            Duly authorized on behalf of the
                                            Board of Directors


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The undersigned:



Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and


Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of the options previously granted and delivered to the undersigned, if any, under the Stock Option Plans of the Company, the rights of the undersigned under the 1992 Employee Stock Purchase Plan of the Company and the Company's Directors' Deferred Compensation Plan, and the agreements to purchase restricted stock, if any, made prior to the Company's Initial Public Offering.




                                            ____________________________________
                                            Joseph C. Cook, Optionee

                             Address:       26 Timber Park Drive
                                            Black Mountain, NC 28711